Exhibit 99.1

LeMaitre Q4 2024 Financial Results

BURLINGTON, MA, February 27, 2025 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants, and services, reported Q4 2024 results, announced an increased quarterly dividend of $0.20/share (+25%), and provided guidance.

Q4 2024 Financial Results

●	Sales $55.7mm, +14% (+14% organic) vs. Q4 2023
●	Gross margin 69.3%, +121 bps
●	Op. income $12.9mm, +26%
●	Op. margin 23%
●	Earnings per diluted share $0.49, +30%
●	Cash up $175.8mm sequentially to $299.7mm

Grafts (+23%), carotid shunts (+14%) and catheters (+12%) drove Q4 sales growth. APAC sales increased 21%, EMEA 18% and the Americas 12%. XenoSure patches received Chinese cardiac approval in December.

The gross margin improved to 69.3% (vs. 68.1% in Q4 2023), due to higher ASPs and manufacturing efficiencies.

Operating income of $12.9mm was up 26% in Q4. Operating expenses grew 12% largely due to sales-related compensation and personnel. The Company employed 152 (+12%) sales reps at 12/31/2024 and 31 (+29%) sales managers.

Chairman/CEO George LeMaitre said, “2024 was a productive year. More reps, higher ASPs, a better GM and controlled spending produced growth in sales (+14%), op. income (+42%) & EPS (+44%). $300mm of cash provides strategic optionality.”

Business Outlook

	Q1 2025 Guidance	Full Year Guidance
Sales	$56.7mm - $58.7mm (Mid: $57.7mm, +8%, +10% Org.)	$235.4mm - $242.8mm (Mid: $239.1mm, +9%, +10% Org.)
Gross Margin	69.7%	69.7%
Op. Income	$12.3mm - $13.7mm (Mid: $13.0mm, +10%)	$57.3mm - $62.4mm (Mid: $59.8mm, +15%)
Op. Margin (Mid)	23%	25%
EPS	$0.48 - $0.53 (Mid: $0.50, +15%)	$2.15 - $2.32 (Mid: $2.24, +16%)

Quarterly Dividend Increase

On February 18, 2025, the Company's Board of Directors approved a quarterly dividend of $0.20/share (+25%) of common stock. The dividend will be paid on March 27, 2025, to stockholders of record on March 13, 2025.

Convertible Senior Notes

On December 19, 2024, the Company issued 2.50% Convertible Senior Notes due 2030 in the aggregate principal amount of $172.5mm. The notes will mature on February 1, 2030 unless earlier purchased, redeemed, or converted. Net proceeds of $167.7mm will be used for working capital, general corporate purposes and business development activities. For more information, see the Company’s December 16, 2024 press release.

Share Repurchase Program

On February 18, 2025, the Company's Board of Directors authorized the repurchase of up to $75.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 17, 2026, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events, including EBITDA. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for sales, operating income and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, competition from other medical device companies and alternative medical technologies; our ability to source, acquire, and integrate acquisitions; our ability to increase the selling prices of our products; our ability to maintain historic levels of profit growth; our dependence on sole- or limited-source suppliers; our implementation of our new enterprise resource planning system; disruptions to our information technology systems or breaches of our information security systems; our ability to engage sales call points other than vascular surgeons; our ability to procure, process, and preserve human tissue and comply with relevant regulatory requirements;

the impact of a disruption in our manufacturing facilities; our ability to navigate the risks inherent in operating internationally;

our ability to transition to direct sales models in certain international territories; the status of our regulatory approvals and compliance with regulatory requirements to market and sell our products both domestically and internationally; the occurrence of litigation relating to product liability, employment matters, intellectual property, contract disputes, and other commercial matters; the occurrence of product defects or recalls; our ability to service and repurchase our debt; the dilutive effect of a conversion of our debt;

our ability to navigate executive officer transitions and retain key personnel; our ability to protect our intellectual property; and

volatility in the price of our common stock; and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

Gregory Manker

Director of Business Development and Investor Relations
781-362-1260 x 419
gmanker@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$25,610	$24,269
Short-term marketable securities	274,112	80,805
Accounts receivable, net	30,063	25,064
Inventory and other deferred costs	64,927	58,080
Prepaid expenses and other current assets	7,480	6,380
Total current assets	402,192	194,598

Property and equipment, net	24,800	21,754
Right-of-use leased assets	16,768	18,027
Goodwill	65,945	65,945
Other intangibles, net	35,819	41,711
Deferred tax assets	1,425	1,003
Other assets	4,868	3,740

Total assets	$551,817	$346,778

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,761	$3,734
Accrued expenses	24,732	23,650
Acquisition-related obligations	1,433	24
Lease liabilities - short-term	2,681	2,471
Total current liabilities	30,607	29,879

Convertible senior notes, net	167,772	-
Lease liabilities - long-term	15,232	16,624
Deferred tax liabilities	85	107
Other long-term liabilities	831	2,268
Total liabilities	214,527	48,878

Stockholders' equity
Common stock	242	239
Additional paid-in capital	213,760	200,755
Retained earnings	145,090	115,430
Accumulated other comprehensive loss	(6,184)	(4,625)
Treasury stock	(15,618)	(13,899)
Total stockholders' equity	337,290	297,900

Total liabilities and stockholders' equity	$551,817	$346,778

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$55,717	$48,883	$219,863	$193,484
Cost of sales	17,127	15,618	68,962	66,435

Gross profit	38,590	33,265	150,901	127,049

Operating expenses:
Sales and marketing	12,626	10,268	46,737	41,054
General and administrative	9,492	8,440	36,258	31,832
Research and development	3,618	4,351	15,650	16,966
Restructuring	-	-	-	485
Total operating expenses	25,736	23,059	98,645	90,337

Income from operations	12,854	10,206	52,256	36,712

Other income (expense), net
Interest income	1,610	992	4,949	3,077
Interest expense	(205)	-	(205)	-
Other income (loss), net	(238)	115	(125)	(314)

Income before income taxes	14,021	11,313	56,875	39,475

Provision for income taxes	2,837	2,848	12,837	9,370

Net income	$11,184	$8,465	$44,038	$30,105

Earnings per share of common stock
Basic	$0.50	$0.38	$1.96	$1.36
Diluted	$0.49	$0.38	$1.93	$1.34

Weighted - average shares outstanding:
Basic	22,506	22,278	22,452	22,217
Diluted	22,902	22,459	22,779	22,423

Cash dividends declared per common share	$0.16	$0.14	$0.64	$0.56

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the year ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$36,629	66%	$32,812	67%	$144,583	66%	$130,308	67%
Europe, Middle East and Africa	15,275	27%	12,920	26%	59,969	27%	51,099	27%
Asia Pacific	3,813	7%	3,151	7%	15,311	7%	12,077	6%
Total Net Sales	$55,717	100%	$48,883	100%	$219,863	100%	$193,484	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$11,184	$8,465	$44,038	$30,105
Interest (income) expense, net	(1,405)	(992)	(4,744)	(3,077)
Amortization and depreciation expense	2,416	2,443	9,608	9,515
Provision for income taxes	2,837	2,848	12,837	9,370

EBITDA	$15,032	$12,764	$61,739	$45,913

EBITDA percentage increase (decrease)		18%		34%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2024
Net sales as reported	$55,717
Impact of currency exchange rate fluctuations	95
Adjusted net sales		$55,812

For the three months ended December 31, 2023
Net sales as reported	$48,883
Adjusted net sales		$48,883

Adjusted net sales increase for the three months ended December 31, 2024		$6,929	14%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending March 31, 2025
Net sales per guidance (midpoint)	$57,741
Impact of currency exchange rate fluctuations	954
Adjusted projected net sales		$58,695

For the three months ended March 31, 2024
Net sales as reported	$53,478
Adjusted net sales		$53,478

Adjusted projected net sales increase for the three months ending March 31, 2025		$5,217	10%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2025
Net sales per guidance (midpoint)	$239,111
Impact of currency exchange rate fluctuations	2,652
Adjusted projected net sales		$241,763

For the year ended December 31, 2024
Net sales as reported	$219,863
Adjusted net sales		$219,863

Adjusted projected net sales increase for the year ending December 31, 2025		$21,900	10%